FORM NO. 6

Registration No. 47855

BERMUDA

CERTIFICATE OF INCORPORATION

I hereby in accordance with section 14 of ***the Companies Act 1981*** issue this Certificate of Incorporation and do certify that on the **24th** day of **June 2013**

Montpelier Subsidiary 1, Ltd.

was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an **exempted** company.

Given under my hand and the Seal of the REGISTRAR OF COMPANIES this **25th** day of **June 2013**

for **Registrar of Companies**